UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 23, 2015 (April 22, 2015)

SL GREEN REALTY CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

1-13199	13-3956775
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue	10170
New York, New York	(ZIP CODE)

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 594-2700

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events

First Quarter 2015 Results

Summary

On April 22, 2015, SL Green Realty Corp. (the “Company”) reported funds from operations, or FFO, for the quarter ended March 31, 2015 of $155.5 million, or $1.51 per diluted share, before transaction costs of $1.1 million, or $0.01 per share, as compared to FFO for the same period in 2014 of $152.5 million, or $1.54 per diluted share, before transaction costs of $2.5 million, or $0.02 per diluted share.  Prior year FFO included the recognition of $10.1 million, or $0.10 per diluted share, of interest income on a mezzanine investment that was previously on non-accrual.

Net income attributable to common stockholders for the quarter ended March 31, 2015 totaled $43.3 million, or $0.44 per share, compared to net income attributable to common stockholders of $146.1 million, or $1.53 per share for the same period in 2014, inclusive of gains recognized on the sales of real estate of $104.6 million, $1.06 per share.

Operating and Leasing Activity

For the quarter ended March 31, 2015, the Company reported consolidated revenues and operating income of $396.3 million and $233.0 million, respectively, compared to $362.4 million and $212.6 million, respectively, for the same period in 2014.

Same-store cash NOI on a combined basis increased by 3.0 percent to $169.8 million for the quarter as compared to the same period in 2014.  For the quarter ended March 31, 2015, consolidated property same-store cash NOI increased by 2.3 percent to $149.8 million and unconsolidated joint venture property same-store cash NOI increased by 8.8 percent to $20.0 million, as compared to the same period in 2014.

During the first quarter, the Company signed 44 office leases in its Manhattan portfolio totaling 466,248 square feet.  Fifteen leases comprising 314,278 square feet represented office leases that replaced previous vacancy. Twenty-nine leases comprising 151,970 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated.  Those replacement leases had average starting rents of $68.26 per rentable square foot, representing a 17.1 percent increase over the previously fully escalated rents on the same office spaces.  The average lease term on the Manhattan office leases signed in the first quarter was 10.3 years and average tenant concessions were 7.2 months of free rent with a tenant improvement allowance of $64.93 per rentable square foot.  Tenant improvement allowances trended higher than average as a result of a high proportion of leasing at 280 Park Avenue.

Manhattan same-store occupancy increased to 95.9 percent at March 31, 2015, inclusive of 103,319 square feet of leases signed but not yet commenced, as compared to 94.9 percent at March 31, 2014 and 95.7 percent at December 31, 2014.

During the first quarter, the Company signed 33 office leases in the Suburban portfolio totaling 210,910 square feet.  Eleven leases comprising 96,141 square feet represented office leases that replaced previous vacancy. Twenty-two leases comprising the remaining 114,769 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated.  Those replacement leases had average starting rents of $32.93 per rentable square foot, representing a 7.1 percent decrease over the previously fully escalated rents on the same office spaces.  Excluding Jericho Plaza, the Company’s only property on Long Island, the mark-to-market on those replacement leases represented a 4.7 percent decrease over the previously fully escalated rents on the same office spaces. The average lease term on the Suburban office leases signed in the first quarter was 7.3 years and average tenant concessions were 5.6 months of free rent with a tenant improvement allowance of $29.48 per rentable square foot.

Same-store occupancy for the Company’s Suburban portfolio was 83.5 percent at March 31, 2015, inclusive of 153,378 square feet of leases signed but not yet commenced, as compared to 82.1 percent at March 31, 2014 and 84.0 percent at December 31, 2014.  Excluding Jericho Plaza, same-store occupancy for the Company’s Suburban portfolio was 84.7 percent at March 31, 2015, inclusive of 125,510 square feet of leases signed but not yet commenced, as compared to 81.6 percent at March 31, 2014 and 83.7 percent at December 31, 2014.

Significant leases that were signed during the first quarter included:

•                  New lease on 128,993 square feet with Franklin Templeton Companies LLC for 16.0 years at 280 Park Avenue;

•                  New lease on 98,740 square feet with New Advisory L.P. for 10.5 years at 280 Park Avenue;

•                  Early renewal and expansion on 25,854 square feet with P. Schoenfeld Asset Management at 1350 Avenue of the Americas, bringing the remaining lease term to 9.6 years;

•                  New 17,850 square foot office lease with Swarovski North America Ltd, encompassing two floors for 11.3 years at 10 East 53rd Street;

•                  Early renewal and expansion on 17,750 square feet with U.S. Specialty Insurance Company at 600 Lexington Avenue, bringing the remaining lease term to 10.5 years;

•                  New retail lease on 2,845 square feet with Swatch for 15.5 years on the ground floor of 1515 Broadway; and

•                  New retail lease on 2,773 square feet with Diesel for 10.6 years for a new flagship store at 625 Madison Avenue.

Marketing, general and administrative, or MG&A, expenses for the quarter ended March 31, 2015 were $25.5 million, which is consistent with the Company’s expectations for the first quarter and reflects the impact of stock based compensation related charges as a result of the issuance of stock based awards in the first quarter.

Real Estate Investment Activity

In March, the Company acquired additional ownership interests in the 526,000 square foot office building at 800 Third Avenue. The Company, which originally acquired a stake in the property in 2006, increased its ownership percentage to 60.50 percent as a result of the transactions.

In February, the Company significantly expanded its presence in the New York City residential market when it closed on its acquisition of a stake in the 22-building, 2.6 million square foot Stonehenge portfolio, which was comprised of 2,724 rental apartments and 88,984 square feet of retail space as of closing. As a result of the transaction, the Company now owns a 50 percent share in both the partnership interests and promotes in the portfolio held through entities affiliated with Stonehenge.

In January, the Company, together with its joint venture partner, closed on the sale of 180 Maiden Lane for a gross sales price of $470.0 million, generating net proceeds to the Company of $120.5 million and resulting in an internal rate of return on the investment of approximately 16.0 percent.

Debt and Preferred Equity Investment Activity

The carrying value of the Company’s debt and preferred equity investment portfolio totaled $1.5 billion at March 31, 2015.  During the first quarter, the Company originated and retained new debt and preferred equity investments totaling $230.7 million, of which $144.6 million was funded during the quarter, at a weighted average current yield of 9.70 percent, and recorded $28.5 million of principal reductions from investments that were sold or repaid.  As of March 31, 2015, the debt and preferred equity investment portfolio had a weighted average maturity of 1.9 years, excluding any extension options, and had a weighted average yield during the first quarter of 10.37 percent.

Financing and Other Activity

In March, the Company and its joint venture partner refinanced the previous $229.6 million floating rate mortgage at 3 Columbus Circle with a new $350.0 million 10-year mortgage which bears interest at a fixed rate of 3.61 percent.

In March, the Company repaid the $120.0 million mortgage on 711 Third Avenue, further increasing the Company’s unencumbered asset base.

In January, the Company closed on the modification and extension of the $1.2 billion revolving line of credit portion of its $2.0 billion unsecured corporate credit facility. The maturity date of the revolving line of credit was extended from March 2018 to March 2020 and the cost was reduced by 25 basis points.

Dividends

During the first quarter of 2015, the Company declared quarterly dividends on its outstanding common and preferred stock as follows:

•                  $0.60 per share of common stock, which was paid on April 15, 2015 to stockholders of record on the close of business on March 31, 2015; and

•                  $0.40625 per share on the Company’s 6.50% Series I Cumulative Redeemable Preferred Stock for the period January 15, 2015 through and including April 14, 2015, which was paid on April 15, 2015 to stockholders of record on the close of business on March 31, 2015, and reflects the regular quarterly dividend, which is the equivalent of an annualized dividend of $1.625 per share.

Non-GAAP Supplemental Financial Measures

Funds from Operations (FFO)

FFO is a widely recognized measure of REIT performance.  The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does.  The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002, and subsequently amended, defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring, sales of properties and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.  The Company presents FFO because it considers it an important supplemental measure of the Company’s operating performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, particularly those that own and operate commercial office properties.  The Company also uses FFO as one of several criteria to determine performance-based bonuses for members of its senior management.  FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time.  Historically, however, real estate values have risen or fallen with market conditions.  Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, interest costs, providing perspective not immediately apparent from net income.  FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s  liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including our ability to make cash distributions.

Funds Available for Distribution (FAD)

FAD is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP.  FAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends.  Because all companies do not calculate FAD the same way, the presentation of FAD may not be comparable to similarly titled measures of other companies.  FAD does not represent cash flow from operating, investing and finance activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.

Same-Store Net Operating Income, Same-Store Cash Net Operating Income and Related Measures

The Company presents same-store net operating income, same-store cash net operating income, same-store joint venture net operating income, and same-store joint venture cash net operating income because the Company believes that these measures provide investors with useful information regarding the operating performance of properties that are comparable for the periods presented. For properties owned since January 1, 2014 and still owned in the same manner at the end of the current quarter, the Company determines same-store net operating income by subtracting same-store property operating expenses and ground rent from same-store recurring rental and tenant reimbursement revenues. Same-store cash net operating income is derived by deducting same-store straight line and free rent from, and adding same-store tenant credit loss allowance to, same-store net operating income. Same-store joint venture net operating income and same-store joint venture cash net operating income are calculated in the same manner as noted above, but includes just the Company’s pro-rata share of the joint venture net operating income. None of these measures is an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.

SL GREEN REALTY CORP.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
Revenues:
Rental revenue, net	$303,329	$255,976
Escalation and reimbursement	40,969	37,807
Investment income	42,069	54,084
Other income	9,932	14,578
Total revenues	396,299	362,445
Expenses:
Operating expenses, including related party expenses of $3,808 and $3,513 in 2015 and 2014, respectively	76,777	69,909
Real estate taxes	55,723	52,350
Ground rent	8,188	8,033
Interest expense, net of interest income	75,807	76,178
Amortization of deferred financing costs	6,615	3,657
Depreciation and amortization	108,337	86,515
Transaction related costs	1,143	2,474
Marketing, general and administrative	25,464	23,257
Total expenses	358,054	322,373
Income from continuing operations before equity in net income from unconsolidated joint ventures, equity in net gain on sale of interest in unconsolidated joint venture/real estate and (loss) gain on early extinguishment of debt	38,245	40,072
Equity in net income from unconsolidated joint ventures	4,030	6,128
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	—	104,640
(Loss) gain on early extinguishment of debt	(49)	3
Income from continuing operations	42,226	150,843
Net income from discontinued operations	427	5,769
Gain on sale of discontinued operations	12,983	—
Net income	55,636	156,612
Net income attributable to noncontrolling interests in the Operating Partnership	(1,743)	(4,729)
Net income attributable to noncontrolling interests in other partnerships	(5,927)	(1,490)
Preferred unit distributions	(951)	(565)
Net income attributable to SL Green	47,015	149,828
Preferred stock redemption costs	—	—
Perpetual preferred stock dividends	(3,738)	(3,738)
Net income attributable to SL Green common stockholders	$43,277	$146,090

Earnings Per Share (EPS)
Net income per share (Basic)	$0.44	$1.54
Net income per share (Diluted)	$0.44	$1.53

Funds From Operations (FFO)
FFO per share (Basic)	$1.51	$1.53
FFO per share (Diluted)	$1.50	$1.52

Basic ownership interest
Weighted average REIT common shares for net income per share	98,402	95,117
Weighted average partnership units held by noncontrolling interests	3,964	3,079
Basic weighted average shares and units outstanding	102,366	98,196

Diluted ownership interest
Weighted average REIT common share and common share equivalents	99,055	95,637
Weighted average partnership units held by noncontrolling interests	3,964	3,079
Diluted weighted average shares and units outstanding	103,019	98,716

SL GREEN REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	March 31, 2015	December 31, 2014
	(Unaudited)
Assets
Commercial real estate properties, at cost:
Land and land interests	$3,830,787	$3,844,518
Building and improvements	8,697,145	8,778,593
Building leasehold and improvements	1,423,087	1,418,585
Properties under capital lease	27,445	27,445
	13,978,464	14,069,141
Less: accumulated depreciation	(1,973,674)	(1,905,165)
	12,004,790	12,163,976
Assets held for sale	—	462,430
Cash and cash equivalents	330,770	281,409
Restricted cash	128,834	149,176
Investment in marketable securities	47,716	39,429
Tenant and other receivables, net of allowance of $18,047 and $18,068 in 2015 and 2014, respectively	50,156	57,369
Related party receivables	12,088	11,735
Deferred rents receivable, net of allowance of $26,480 and $27,411 in 2015 and 2014, respectively	408,229	374,944
Debt and preferred equity investments, net of discounts and deferred origination fees of $18,797 and $19,172 in 2015 and 2014, respectively	1,548,739	1,408,804
Investments in unconsolidated joint ventures	1,244,185	1,172,020
Deferred costs, net	326,555	327,962
Other assets	978,670	647,333
Total assets	$17,080,732	$17,096,587

Liabilities
Mortgages and other loans payable	$5,359,043	$5,586,709
Revolving credit facility	520,000	385,000
Term loan and senior unsecured notes	2,110,041	2,107,078
Accrued interest payable and other liabilities	162,910	137,634
Accounts payable and accrued expenses	151,427	173,246
Deferred revenue	369,626	187,148
Capitalized lease obligations	20,917	20,822
Deferred land leases payable	1,301	1,215
Dividend and distributions payable	65,868	64,393
Security deposits	66,427	66,614
Liabilities related to assets held for sale	—	266,873
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Total liabilities	8,927,560	9,096,732

Commitments and contingencies	—	—
Noncontrolling interest in the Operating Partnership	498,881	469,524
Preferred units	110,915	71,115
Equity
Stockholders’ equity:
Series I Preferred Stock, $0.01 par value, $25.00 liquidation preference, 9,200 issued and outstanding at both March 31, 2015 and December 31, 2014	221,932	221,932
Common stock, $0.01 par value 160,000 shares authorized, 103,446 and 100,928 issued and outstanding at March 31, 2015 and December 31, 2014, respectively (including 3,643 and 3,603 shares held in Treasury at March 31, 2015 and December 31, 2014, respectively)	1,032	1,010
Additional paid-in capital	5,572,410	5,289,479
Treasury stock at cost	(325,207)	(320,471)
Accumulated other comprehensive loss	(11,810)	(6,980)
Retained earnings	1,690,578	1,752,404
Total SL Green Realty Corp. stockholders’ equity	7,148,935	6,937,374
Noncontrolling interests in other partnerships	394,441	521,842
Total equity	7,543,376	7,459,216
Total liabilities and equity	$17,080,732	$17,096,587

SL GREEN REALTY CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
FFO Reconciliation:
Net income attributable to SL Green common stockholders	$43,277	$146,090
Add:
Depreciation and amortization	108,337	86,515
Discontinued operations depreciation adjustments	—	3,297
Joint venture depreciation and noncontrolling interest adjustments	8,622	12,987
Net income attributable to noncontrolling interests	7,670	6,219
Less:
Gain on sale of discontinued operations	12,983	—
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	—	104,640
Depreciation on non-rental real estate assets	525	514
Funds From Operations	$154,398	$149,954

	Consolidated Properties		SL Green’s share of Unconsolidated Joint Ventures		Combined
	Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,
	2015	2014	2015	2014	2015	2014
Operating income and Same-store NOI Reconciliation:
Income from continuing operations before equity in net income from unconsolidated joint ventures, equity in net gain on sale of interest in unconsolidated joint venture/real estate and (loss) gain on early extinguishment of debt	$38,245	$40,072	$—	$—

Equity in net income from unconsolidated joint ventures	4,030	6,128	4,030	6,128
Depreciation and amortization	108,337	86,515	14,148	20,157
Interest expense, net of interest income	75,807	76,178	15,255	18,703
Amortization of deferred financing costs	6,615	3,657	1,321	2,626
(Loss) gain on early extinguishment of debt	(49)	3	—	—
Operating income	$232,985	$212,553	$34,754	$47,614

Marketing, general and administrative expense	25,464	23,257	—	—
Net operating income from discontinued operations	488	13,938	—	—
Transaction related costs	1,143	2,474	7	73

Non-building revenue	(48,052)	(64,503)	(6,312)	(3,806)
Equity in net income from unconsolidated joint ventures	(4,030)	(6,128)	—	—
Loss (gain) on early extinguishment of debt	49	(3)	407	1,595
Net operating income (NOI)	208,047	181,588	28,856	45,476	$236,903	$227,064

NOI from discontinued operations	(488)	(13,938)	—	—	(488)	(13,938)
NOI from other properties/affiliates	(41,957)	(5,506)	(6,209)	(23,910)	(48,166)	(29,416)
Same-Store NOI	$165,602	$162,144	$22,647	$21,566	$188,249	$183,710

Ground lease straight-line adjustment	400	400	—	—	400	400

Straight-line and free rent	(12,939)	(10,162)	(2,147)	(2,748)	(15,086)	(12,910)
Rental income — FAS 141	(3,262)	(5,986)	(535)	(465)	(3,797)	(6,451)
Same-store cash NOI	$149,801	$146,396	$19,965	$18,353	$169,766	$164,749

SL GREEN REALTY CORP.

SELECTED OPERATING DATA-UNAUDITED

	March 31,
	2015	2014
Manhattan Operating Data: (1)
Net rentable area at end of period (in 000’s)	21,905	23,771
Portfolio percentage leased at end of period	96.0%	94.1%
Same-Store percentage leased at end of period	95.4%	93.3%
Number of properties in operation	30	33

Office square feet where leases commenced during quarter (rentable)	300,307	492,645
Average mark-to-market percentage-office	9.2%	11.1%
Average starting cash rent per rentable square foot-office	$62.99	$60.15

(1)  Includes wholly-owned and joint venture properties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

/s/ Matthew J. DiLiberto
Matthew J. DiLiberto
Chief Financial Officer

Date: April 23, 2015